As filed with the Securities and Exchange Commission on March 13, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________________
Thompson Creek Metals Company Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0583591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_____________________________

Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

26 West Dry Creek Circle, Suite 810
Littleton, Colorado 80120
(303) 761-8801
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________
Wendy Cassity, Esq.
Vice President, General Counsel and Secretary
Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, Colorado 80120
(303) 761-8801
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
Copy to:
Jason Day
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Shares, no par value	—	—	—	—
First Preferred Shares, no par value	—	—	—	—
Debt Securities	—	—	—	—
Guarantees of Debt Securities (4)	—	—	—	—
Depositary Shares Representing First Preferred Shares	—	—	—	—
Warrants	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
TOTAL			$1,000,000,000	$128,800
_______________

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement up to an aggregate initial offering price not to exceed $1,000,000,000, as well as indeterminate amount of securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common shares and first preferred shares as may be issuable by the registrant with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)
Subsidiaries of the registrant may be guarantors of some or all of the debt securities being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with the guarantees of the debt securities being registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

SCHEDULE A
TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Langeloth Metallurgical Company LLC	Colorado, USA	84-1248486
Mt. Emmons Moly Company	Colorado, USA	80-0796828
Thompson Creek Metals Company USA	Colorado, USA	84-1470141
Thompson Creek Mining Co.	Colorado, USA	84-1247133
Cyprus Thompson Creek Mining Company	Nevada, USA	95-2634610
Long Creek Mining Company	Nevada, USA	84-1248481
Berg General Partner Corp.	British Columbia, Canada	N/A
Berg Metals Limited Partnership	British Columbia, Canada	N/A
Blue Pearl Mining Inc.	British Columbia, Canada	N/A
Terrane Metals Corp.	British Columbia, Canada	27-4866870
Thompson Creek Services ULC	British Columbia, Canada	N/A
Thompson Creek Mining Ltd.	Yukon, Canada	27-4564404
____________________________________

(1)	The address of each registrant’s principal executive offices is 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120, and the telephone number is (303) 761-8801.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 13, 2014

PROSPECTUS

THOMPSON CREEK METALS COMPANY INC.
$1,000,000,000
Common Shares, First Preferred Shares, Debt Securities, Guarantees of Debt Securities,
Depositary Shares Representing First Preferred Shares,
Warrants, Stock Purchase Contracts, Stock Purchase Units

We may sell from time to time up to $1,000,000,000 in the aggregate of:

•	our common shares;

•	our first preferred shares, which may be represented by depositary shares;

•	our debt securities;

•	guarantees by the subsidiary guarantors of our debt securities;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; or

•	any combination of the foregoing.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to this prospectus, a prospectus supplement or a term sheet that contains specific information about the offering will be provided. You should read this prospectus and the applicable prospectus supplement or term sheet carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement or term sheet before you invest in the securities. Securities may be sold for U.S. dollars, Canadian dollars, other foreign currency or currency units.

Our common shares are traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbols “TC” and “TCM,” respectively.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or term sheet. See “Plan of Distribution” for more information.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, and in any applicable prospectus supplement, and in the documents which are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell up to $1,000,000,000 in the aggregate of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement or term sheet that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement or term sheet together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement or term sheet. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or term sheet, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement, term sheet or any sale of the securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or term sheet or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated by Reference.”

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Thompson Creek,” “the Company,” “we,” “us” and “our” mean Thompson Creek Metals Company Inc. and its consolidated subsidiaries.

ABOUT THE COMPANY
We are a diversified North American mining company. We operate a copper and gold mine, two primary molybdenum mines and a metallurgical roasting facility. We were organized as a corporation under the laws of Ontario, Canada in 2000 and continued as a corporation under the laws of British Columbia, Canada, effective July 29, 2008. Our principal executive offices are located at 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120, and our telephone number is (303) 761-8801. Our website is www.thompsoncreekmetals.com. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.thompsoncreekmetals.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, unless otherwise stated):
(a)    Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed with the SEC on February 21, 2014); and
(b)    The description of our common stock contained in the Registration Statement on Form 40-F (File No. 001-33783) filed with the SEC on October 30, 2007, as amended by Amendment No. 1 to Form 40-F filed with the SEC on November 28, 2007, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:
Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or term sheet, and other documents incorporated by reference herein and therein may contain “forward-looking information” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. These forward-looking statements can, in some cases, be identified by the use of terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Forward-looking statements contained herein are made as of the date of this prospectus and we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.
When considering forward-looking statements, you should keep in mind the risk factors, cautionary statements and other disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement, other public filings we make with the SEC, and the documents incorporated by reference in this prospectus or any prospectus supplement.

SUBSIDIARY GUARANTORS
Any or all of our subsidiary co-registrants, which we refer to as “subsidiary guarantors,” may fully and unconditionally guarantee any series of debt securities offered by this prospectus and any related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantees by the applicable subsidiary guarantors. Each of our subsidiary guarantors is listed in the table below:

Name	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Langeloth Metallurgical Company LLC	Colorado, USA	84-1248486
Mt. Emmons Moly Company	Colorado, USA	80-0796828
Thompson Creek Metals Company USA	Colorado, USA	84-1470141
Thompson Creek Mining Co.	Colorado, USA	84-1247133
Cyprus Thompson Creek Mining Company	Nevada, USA	95-2634610
Long Creek Mining Company	Nevada, USA	84-1248481
Berg General Partner Corp.	British Columbia, Canada	N/A
Berg Metals Limited Partnership	British Columbia, Canada	N/A
Blue Pearl Mining Inc.	British Columbia, Canada	N/A
Terrane Metals Corp.	British Columbia, Canada	27-4866870
Thompson Creek Services ULC	British Columbia, Canada	N/A
Thompson Creek Mining Ltd.	Yukon, Canada	27-4564404

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or term sheet, we currently expect to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement or term sheet. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income and mining taxes, as adjusted to include fixed charges. Fixed charges consists of interest expenses (including amounts capitalized), amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	For the Fiscal Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	N/A (2)	N/A (3)	14.1x	134.9x	N/A (4)
________________
(1)    N/A represents a coverage ratio of less than 1:1.
(2)    For 2013, earnings were insufficient to cover fixed charges by $249.8 million. Earnings for 2013 included a charge of $194.9 million related to the partial write down of the property, plant and equipment assets and materials and supplies at TC Mine and Endako Mine.
(3)    For 2012, earnings were insufficient to cover fixed charges by $641.4 million. Earnings for 2012 included a charge of $530.5 million related to the partial write down of the Company's share of the property, plant, equipment and development assets at its Endako Mine and a $47.0 million charge related to the write down of goodwill.
(4)    For 2009, earnings were insufficient to cover fixed charges by $52.7 million. Included in earnings for 2009 was a non-cash charge related to the change in fair value of our warrants of $93.4 million. This charge was the result of the Company's adoption of new accounting rules that were not effective until January 1, 2009.
We had no first preferred shares outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and first preferred shares dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK
Common Shares
If we offer common shares, the prospectus supplement will set forth the number of shares offered, the public offering price and information regarding our common share prices as reflected on the New York Stock Exchange and/or on the Toronto Stock Exchange, as applicable, including a recent reported last sale price of the common shares. Our authorized share capital consists of an unlimited number of common shares, no par value.
The following description of our common shares is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated October 21, 2013, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 21, 2008 (collectively, our “Articles”), all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).
Voting Rights. Holders of our common shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election.
Rights Upon Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Company, holders of our common shares are entitled to receive on a pro-rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to dividends or liquidation.
Other Provisions. Our common shares do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of British Columbia law or our Articles that impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Canada.
First Preferred Shares
Our authorized share capital consists of an unlimited number of first preferred shares, no par value, issuable in series. No first preferred shares are currently issued and outstanding. The following description of our first preferred shares is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated October 21, 2013, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 21, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the BCBCA.
Holders of first preferred shares have priority in payments of dividends, return of capital and in distribution of assets in the event of liquidation, dissolution or wind-up of the Company. They are entitled to receive fixed, cumulative and preferential dividends when declared by our Board of Directors. Holders of first preferred shares are not entitled as of right to subscribe for or purchase or receive any issue of shares of the Company. Our Board of Directors may not create a class of shares ranking in priority to the first preferred shares without the approval of the holders of first preferred shares.
Undesignated shares of first preferred shares can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as our Board of Directors shall from time to time fix by resolution. Thus, unless a specific shareholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our Board of Directors could authorize the issuance of first preferred shares with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common shares.
The applicable prospectus supplement or term sheet relating to a series of first preferred shares will describe the specific terms of any series of first preferred shares being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•
if other than the currency of the United States, the currency or currencies (including composite currencies) in which such series of first preferred shares is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such series of first preferred shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
whether such series of first preferred shares is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

•	the place or places where dividends and other payments on such series of first preferred shares will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.
As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of first preferred shares) in a share of the particular series of first preferred shares issued and deposited with a depositary.
Anti-Takeover Effects of Provisions of our Articles and of Canadian Securities Laws
Provisions of our Articles and of the Canadian securities laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common shares. Among other things, our Articles:

•	permit our Board of Directors to issue an unlimited number of first preferred shares with any rights, preferences and privileges as they may designate; and

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of our common shares entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives the Canadian securities laws can be prohibitive to takeover bids and among other things:

•	prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

•	require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

•
require an offeror to prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

•	require an offeror to, before making a takeover bid, make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

The BCBCA, to which we are subject, provides a shareholder with the right to seek relief from the Supreme Court of British Columbia if our affairs are being conducted in a manner oppressive to one or more shareholders or a resolution of shareholders has or will be passed that is unfairly prejudicial. This oppression remedy could be claimed by a shareholder at any time, and may serve to deter a takeover bid.
Limitations on Liability and Indemnification of Officers and Directors
The BCBCA establishes a two-year limitation period in which to commence proceedings against a director for a breach of the BCBCA pertaining to (i) the payment of compensation to any person in connection with any business that the company is restricted from engaging in, as stipulated by its articles; (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company’s shares; (iii) the payment of dividend when the company is insolvent or when doing so would render the company insolvent; (iv) the purchase, redemption, or acquisition of any of the company’s shares when the company is insolvent or such purchase, redemption or acquisition would render the company insolvent; or (v) the payment or giving of an indemnity when the company would otherwise be prevented under the BCBCA. A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company’s auditor to fairly reflect the financial position of the company; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person; (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. Furthermore, under the BCBCA, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.
Under the BCBCA, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable. Additionally, a company no longer has to get court approval for indemnification in most circumstances. However, the directors and officers have the right to go to court where the company refuses to grant indemnification. Under the BCBCA, a company may pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the proceeding is ultimately determined against the director or officer (i.e., it is determined he or she did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, he or she did not have reasonable grounds for believing their conduct was lawful), the director or officer will repay the company the money advanced.
The Company maintains a policy of directors’ and officers’ liability insurance that insures directors, officers, former directors and officers, and persons who act or acted at the Company’s request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers, and also reimburses the Company for payments made pursuant to the indemnity provisions under our Articles and the BCBCA.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
General
The following description of the debt securities that we may offer, together with the additional information included in any prospectus supplement or term sheet, provides a summary of the material terms and conditions of debt securities that we may issue, but it is not complete. For a complete description of the terms of the debt securities, please refer to the indenture between us and Wells Fargo Bank, National Association, as trustee, under which the debt securities to be offered will be issued.
The indenture for the debt securities has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. The terms of a particular series of debt securities will be set forth in a resolution of our Board of Directors, an officers’ certificate or a supplemental indenture, and such terms will be described in a prospectus supplement or term sheet. The prospectus supplement or term sheet relating to a particular series of debt securities may or may not modify the general terms of the debt securities found in this prospectus. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement or term sheet relating to that particular series.
The indenture will not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.
Terms of Offered Debt Securities to be Described in a Prospectus Supplement or Term Sheet
The applicable prospectus supplement or term sheet accompanying this prospectus will describe the terms of the particular series of debt securities we are offering, including:

•	the title of the debt securities;

•	whether the debt securities are senior, senior subordinated or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price of the debt securities, expressed as a percentage of the principal amount;

•	the date or dates on which the principal of, and any premium on, the debt securities will be payable, or the method for determining the date or dates;

•	if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

•
if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates, the record dates for those interest payment dates and the basis upon which interest shall be calculated;

•	any right to defer payment of interest and the maximum length of any deferral period;

•	the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

•	if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which we may redeem the debt securities;

•
the terms and conditions of any sinking fund, repurchase right or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

•	whether the debt securities are guaranteed by any of our subsidiaries;

•	the currency or currencies in which the debt securities are denominated and payable, if other than U.S. dollars;

•	if other than $1,000 and any integral multiple thereof, denominations in which debt securities will be issued;

•	whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method, and the manner in which such amounts are to be determined;

•	any additions to, changes in or deletions from the events of default in the indenture;

•	any additions or changes with respect to the other covenants in the indenture;

•	the terms and conditions, if any, upon which the debt securities may be convertible into common shares, first preferred shares or other securities;

•	the applicability of the defeasance provisions to a series of debt securities issued under the indenture;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	form of the debt securities of the series;

•
if the principal amount payable at the stated maturity will not be determinable as of any date(s) prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose;

•
if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method by which such portion shall be determined;

•	terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

•
if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary for such global security and the form of any legend or legends to be borne by any such global security;

•	any trustee, authenticating or paying agent, transfer agent, registrar or other agent;

•	covenants, definitions or other terms that apply to the debt securities of the series;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

•	the terms and conditions of any warrants that may be issued in connection with the debt securities;

•	the securities exchange or quotation system, if any, where the debt securities will be listed or quoted and any CUSIP number, if any; and

•	any other terms of the debt securities.
The prospectus supplement or term sheet may also describe certain Canadian and U.S. federal income tax consequences of the debt securities, including any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity will become due and payable.
In addition, the material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement or term sheet.
We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us, unless the reopening was restricted when the series was created. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement or term sheet.
Conversion or Exchange Rights
The terms on which a series of notes may be convertible into or exchangeable for common shares, first preferred shares or other of our securities will be described in a prospectus supplement or term sheet. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of common shares, first preferred shares or other of our securities to be received by the holders of such series of debt securities would be subject to adjustment.
Consolidation, Merger or Sale
Unless otherwise noted in the applicable prospectus supplement or term sheet, the indenture will limit our ability to merge, consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, unless:

•	any successor corporation is a corporation organized under the laws of the United States, any state thereof, the District of Columbia or the laws of Canada or any province or territory thereunder;

•	the successor corporation expressly assumes all of our obligations under the applicable indenture and any debt securities issued under the indenture;

•	there is no event of default immediately after giving effect to the merger, consolidation or sale; and

•	we deliver an opinion of counsel and officers’ certificate to the trustee stating that the transaction and supplemental indenture (if any) comply with the indenture.
The successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor company, other than in the case of a lease, will be released from the obligation to pay the principal of, premium, if any, and interest, if any, on debt securities.
Notwithstanding the foregoing:

•	any subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary, and

•
the Company may merge with an affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof, the District of Columbia or Canada to realize tax or other benefits.

Covenants
Under the indenture, we will agree to:

•	maintain an office or agency as a place of payment;

•	promptly pay the principal and interest and premium, if any, on the debt securities of each series;

•	file with the SEC and provide the trustee and holders of the debt securities certain periodic reports, unless otherwise provided for a particular series of debt securities;

•	deliver to the trustee within 120 days after the end of each fiscal year a certificate regarding our compliance with the obligations and covenants in the indenture; and

•	deposit sufficient funds with any paying agent or trust, on and before the applicable due date, to satisfy any principal, interest or premium.
As described in the prospectus supplement or term sheet relating to any particular debt securities, the terms of such debt securities may contain covenants limiting:

•	the incurrence of debt by us or our subsidiaries;

•	the making of payments by us or our subsidiaries;

•	mergers, consolidations and similar transactions;

•	the use of proceeds from any asset sale;

•	issuances of stock by our subsidiaries;

•	the sale or other conveyance of assets by us or our subsidiaries;

•	transactions between us and our affiliates; and

•	the imposition of any liens on our or our subsidiaries’ assets.

Any additional covenants applicable to any particular series of debt securities will be described in a prospectus supplement or term sheet.
Events of Default Under the Indenture
Unless otherwise indicated in a prospectus supplement or term sheet, the following will be events of default under the indenture with respect to any series of debt securities issued:

•	failure to pay interest when due, if the failure continues for 30 days;

•	failure to pay the principal or premium, if any, when due;

•	failure to comply with obligations under “—Consolidation, Merger or Sale” above;

•
failure to observe or perform any other covenant contained in the applicable series of debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after we receive notice of such failure from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary.
A particular series of debt securities may include additional events of default or changes to the events of default described above. If any additional or different events of default apply to a particular series of debt securities, they will be described in the prospectus supplement or term sheet relating to that series.
If an event of default with respect to debt securities (other than a bankruptcy default) of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the indenture trustee if notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If a bankruptcy default occurs with respect to us, the principal of, premium, if any, and accrued interest on each series of debt securities issued under the indenture will become immediately due and payable without any declaration or other act of the trustee or the holders.
The holders of a majority in principal amount of all outstanding debt securities may waive any default or event of default and its consequences, except (a) a default or event of default regarding payment of principal, premium, if any, or interest; (b) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture; or (c) a default in respect of a provision that under the indenture cannot be amended without the consent of each holder affected.
Any waiver will be deemed to cure the default or event of default to which the waiver relates.
Subject to the terms of the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of all affected series, as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the affected series, provided that:

•	it is not in conflict with any law or the indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

•
subject to its duties under the Trust Indenture Act of 1939 (the “TI Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request therefor, and the holders have offered indemnity satisfactory to the trustee to institute the proceedings as trustee; and

•
the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on the debt securities.
Subordination of Subordinated Debt Securities
The payment of the principal of, premium, if any, and interest on any series of subordinated debt securities we may issue under the indenture will rank junior in right of payment to the prior payment in full of all senior indebtedness, as defined in the indenture, to the extent described in the prospectus supplement or term sheet accompanying such series.
Defeasance and Covenant Defeasance
Unless the prospectus supplement or term sheet describes otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as “legal defeasance” and “covenant defeasance.” Legal defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the debt securities). Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the indenture.
To elect either legal defeasance or covenant defeasance for any series of debt securities, we must deposit with the trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that, as a result of the legal defeasance or covenant defeasance, holders will not be required to recognize income, gain or loss for U.S. federal income tax purposes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred. For legal defeasance, such opinion as to U.S. federal income tax consequences must be based on either an Internal Revenue Service ruling or a change in law since the date of the indenture. We must also meet other conditions, such as there being no events of default. The amount deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid.
Our obligations relating to the debt securities will be reinstated if the trustee is unable to pay the debt securities with the deposits held in trust due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.
Modification of Indenture; Waiver
We and the trustee may, without the consent of any holders, change the terms of the indenture with respect to certain matters, including:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to provide for the assumption by a successor corporation of our obligations under the indenture;

•
to provide for uncertificated securities in addition to or in place of certificated securities; provided, however, that the uncertificated securities are issued in registered form for purposes of section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”);

•
to add guarantees with respect to the debt securities or to confirm and evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture;

•	to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us;

•	to make any change that does not adversely affect the rights of any holder in any material respect, subject to the provisions of the indenture;

•	to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the TI Act;

•
to make any amendment to the provisions of the indenture relating to form, authentication, transfer and legending of such debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in such securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of holders to transfer such securities;

•	to convey, transfer, assign, mortgage or pledge as security for the debt securities of such series any property or assets;

•
in the case of subordinated securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to provide for the conversion rights of holders of debt securities in certain events such as consolidation, merger, sale of substantially all of the Company or similar transaction;

•	to reduce the conversion price, if applicable, of any debt securities;

•
to add additional events of default (stating, if such events of default are to be applicable to less than all series of debt securities, that such events of default are expressly being included solely to be applicable to such series); provided, however, that in respect of any such additional events of default, the applicable prospectus supplement or term sheet may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default or may limit the right of the holders of a majority in principal amount of the series of debt securities to which such additional events of default apply to waive such default;

•
to change or eliminate any restrictions on the payment of principal (or premium, if any) of debt securities, provided that any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•
to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•
to change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (b) become effective only when there is no such debt security outstanding;

•	to establish the initial form, authentication, transfer, legending or terms of debt securities and coupons of any series pursuant to the indenture; and

•
to make any other changes that would provide any additional rights or benefits to holders of debt securities that do not adversely affect in any material respect the legal rights under the indenture of any such holder.

In addition, under the indenture, we may change the rights of holders of a series of debt securities and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•
reducing the principal amount, reducing the rate of or extending the time of payment for interest, extending the stated maturity of any debt security or reducing any premium payable upon the redemption of any debt securities;

•
in the case of any subordinated debt securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	make any debt security payable in money or securities other than that stated in such debt security;

•
impair the right of any holder to receive payment of principal of, and interest on, such holder’s debt securities on or after the due dates therefor or to institute a suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•	reduce the amount of debt securities of any series whose holders must consent to a supplemental indenture; or

•
make any change with respect to the holders’ right to waive past defaults or compliance with the indenture, except to increase the percentage required or provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected.

Also, any reduction in the percentage of principal amount of debt securities, the holders of which are required to consent to any amendment, modification or waiver under the indenture or a particular series of debt securities, will require the affirmative consent of at least the percentage of debt securities that would originally have been required to make such consent, modification or waiver effective.
Form, Exchange and Transfer
Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (which we refer to as “DTC”) or another depositary named by us and identified in a prospectus supplement or term sheet with respect to the series.
The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by any applicable underwriters, agents or us.
Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.
The depositary or its nominee registered as the owner of such global security will be treated by us as the sole owner for all purposes under the indenture and the particular series of debt securities. Unless the prospectus supplement or term sheet provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security. We, the trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.
If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 120 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may not receive individual debt securities of that series in exchange for its beneficial interests.
To the extent material and not otherwise described in this prospectus, the prospectus supplement or term sheet will describe the method of payment of principal of, and interest and premium, if any, on, a global security. Payments of principal of, and premium, if any, and interest on, debt securities will be made to the registered depositary or its nominee.

At the option of the holder, subject to the terms of the indenture and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities of any series will be exchangeable for other debt securities of the same series, of like tenor and aggregate principal amount, in any authorized denomination.
Subject to the terms of the indenture, and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities duly endorsed or with the form of transfer endorsed thereon and duly executed if so required by us or the registrar, may be presented for exchange or for registration of transfer at the office of the registrar or at the office of any paying agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have initially designated the trustee as registrar, and any additional registrars will be named in the applicable prospectus supplement or term sheet. We may at any time designate additional registrars, rescind the designation of any office or approve a change in the office through which any registrar acts, except that we will be required to maintain a registrar in each place where the debt securities of each series may be presented for registration of transfer.
If the debt securities of any series are to be redeemed, we will not be required to:

•
issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.
Guarantees
The applicable prospectus supplement or term sheet may provide that any or all of the subsidiary guarantors named herein or one or more other subsidiaries of Thompson Creek will fully, unconditionally and irrevocably guarantee, on a joint and several basis, the full and punctual payment of the principal of, premium, if any, and interest on debt securities issued under the indenture and all other obligations of Thompson Creek under the indenture. The terms of such guarantees, if any, including the ranking and termination provisions thereof, will be described in the applicable prospectus supplement or term sheet.
Regarding the Trustee
The trustee, other than when an event of default with respect to a particular series of debt securities has occurred and is continuing, will undertake to perform only such duties as are specifically set forth in the indenture and, upon an event of default with respect to a particular series of debt securities, will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive indemnity reasonably satisfactory to it. The trustee provides banking and other services to us in the ordinary course of business. From time to time, we may appoint one or more co-trustees with respect to a particular series of debt securities.
Paying Agents and Payment
Unless otherwise indicated in the applicable prospectus supplement or term sheet, the payment of interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of such interest.
Principal of, premium, if any, and interest on the debt securities of a particular series will be payable, net of any applicable withholding tax, at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement or term sheet, premium, if any, and interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement or term sheet, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement or term sheet. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or premium, if any, or interest on, any debt securities which remains unclaimed at the end of two years after the principal, premium, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the security may look only to us for payment of those amounts.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law thereof.

DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional shares of first preferred shares rather than full shares of first preferred shares, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of first preferred shares. The shares of any series of first preferred shares underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the first preferred shares underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the first preferred shares underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of first preferred shares.
General
We may, at our option, elect to have shares of any series of first preferred shares be represented by depositary shares. The shares of any series of first preferred shares underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least US$50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of first preferred shares underlying such depositary share, to all the rights and preferences of such series of first preferred shares underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of first preferred shares described in the applicable prospectus supplement or term sheet.
Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of first preferred shares underlying the depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of first preferred shares, net of any applicable withholding tax, to the record holders of depositary shares representing such first preferred shares in proportion to the numbers of depositary shares owned by the holders on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.
The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of first preferred shares shall be made available to holders of depositary shares.
Conversion and Exchange
If any first preferred shares underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares
If a series of first preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of first preferred shares held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of first preferred shares underlying the depositary shares. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes. Whenever we redeem a series of first preferred shares from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of first preferred shares that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.
Voting
Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of first preferred shares underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of first preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of first preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of first preferred shares underlying such holder’s depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of first preferred shares underlying such depositary shares in accordance with such instructions, and we will agree to take all action, which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the first preferred shares that underlies these depositary shares.
Amendment of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may, at any time, be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of first preferred shares and any exchange or redemption of such series of first preferred shares. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications that we are required to furnish to the holders of the series of first preferred shares represented by the depositary receipts.
Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or first preferred shares unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting first preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement
The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of first preferred shares certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of first preferred shares, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our common shares, first preferred shares or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. The following description of warrants that we may offer, together with the additional information included in any prospectus supplement or term sheet, summarizes the material terms and provisions of the warrants. You should read the particular terms of the warrants that are offered by us, which will be described in more detail in the applicable prospectus supplement or term sheet. The prospectus supplement or term sheet will also state whether any of the general provisions summarized below do not apply to the warrants being offered.
General
The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that will be described in the prospectus supplement or term sheet relating to the warrants. A form of warrant agreement, including a form of warrant certificate representing the warrants, reflecting the alternative provisions that may be included in the warrant agreements to be entered into with respect to particular offerings of warrants, will be filed with the SEC in connection with the offering of warrants. As explained below, each warrant will entitle its holder to purchase securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement or term sheet.
Terms of the Warrants to be Described in the Prospectus Supplement or Term Sheet
The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement or term sheet. This description will include:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued, if any;

•	the designation and terms of the common shares, first preferred shares or debt securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

•	if applicable, the date on and after which the warrants and the other securities will be separately transferable;

•
the number of common shares or first preferred shares or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

•	anti-dilution provisions of the warrants, if any;

•
with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	if applicable, a discussion of any material Canadian and U.S. federal income tax considerations; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants. Holders of warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or exercise any rights whatsoever as shareholders.

If there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or first preferred shares into which that warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.
Exercise of Warrants
Unless otherwise provided in the applicable prospectus supplement or term sheet, each warrant will entitle the holder to purchase for cash the securities covered by the warrant at the exercise price that will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement or term sheet. Warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement or term sheet. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised warrants will become void.
Warrants may be exercised as set forth in the prospectus supplement or term sheet relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet, we will, as soon as practicable, forward the securities purchasable upon exercise of the warrants to the person entitled to them. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
Modifications
The warrant agreement may be amended or supplemented by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment or supplement may not adversely affect the interest of the holders of warrant certificates in any material respect. We and the warrant agent also may modify or amend the warrant agreement and the terms of the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of each holder affected by the modification or amendment:

•	an increase in the exercise price of the warrants;

•	a shortening of the period of time during which the warrants may be exercised;

•	any material and adverse change that affects the exercise rights of the holders of the warrants; or

•	a reduction in the number of warrants whose holders must consent to the modification or amendment of the warrant agreement or the terms of the warrants.
Merger, Consolidation, Sale or Other Dispositions
Under the warrant agreement, we may consolidate with, or sell or convey all or substantially all of our assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of our assets, the successor or assuming corporation will succeed to and be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will then be relieved of any further obligation under the warrant agreement or under the warrants.
Enforceability of Rights
The warrant agent will act solely as our agent in connection with the issuance and exercise of warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a warrant certificate or any owner of a beneficial interest in warrants. The holders of warrant certificates, without the consent of the warrant agent, the holder of any securities issued upon exercise of warrants or the holder of any other warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise in respect of, their rights to exercise warrants evidenced by their warrant certificates.
Governing Law
Except as may otherwise be provided in the applicable prospectus supplement or term sheet, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of common shares at a future date or dates. The price per share of common shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase common shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts (“prepaid securities”) upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement or term sheet will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material Canadian and U.S. federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement or term sheet relating thereto.

BOOK-ENTRY ISSUANCE
Unless otherwise indicated in a prospectus supplement or term sheet, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, DTC and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.
Based on information furnished by DTC, DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others who clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.
Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons who hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.
So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the securities registered in their names; or

•	receive or be entitled to receive physical delivery of certificated securities in definitive form.
Purchases of securities under the DTC system must be made by or through direct participants, who will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, who may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).
Redemption proceeds, distributions and dividend payments, if any, on the securities will be made, net of any applicable withholding tax, to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION
We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement or term sheet, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement or term sheet relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement or term sheet also will include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the securities may be listed.
In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement or term sheet.
The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at varied prices determined at the time of sale; or

•	at negotiated prices.
We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement or term sheet.
We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement or term sheet relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement or term sheet. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.
Securities may also be sold in one or more of the following transactions:

•	block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing of options; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Unless otherwise specified in the related prospectus supplement or term sheet, each series of the securities will be a new issue with no established trading market, other than the common shares. Any common shares sold pursuant to a prospectus supplement or term sheet will be listed on the NYSE and TSX or a stock exchange on which the common shares offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.
If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.
Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, Perkins Coie LLP, Denver, Colorado, will provide opinions regarding the validity of the securities offered hereby. Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada, will provide an opinion regarding certain matters under Nevada law. Goodmans will provide an opinion regarding certain matters under the laws of British Columbia, Canada. Lackowicz & Hoffman LLP will provide an opinion regarding certain matters under the laws of Yukon, Canada. Any counsel representing underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Thompson Creek Metals Company Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2013, expresses an opinion that Thompson Creek Metals Company Inc. did not maintain effective internal control over financial reporting as of December 31, 2013 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related to inadequate management oversight and monitoring of certain financial controls related to inadequate management oversight and monitoring of certain financial controls related to the Mt. Milligan mine site, ineffective controls over the accuracy and valuation of inventory and the recognition and measurement of property, plant & equipment at the Mt. Milligan mine have been identified.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth estimates of the costs and expenses to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.

Amount to be Paid
SEC registration fee	$128,800
Legal fees and expenses	*
Blue sky fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Rating agency fees	*
Transfer agent and registrar fees and expenses	*
Trustee fees and expenses	*
Miscellaneous	*
Total	$*
________________
(*)    Estimated expenses are not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Thompson Creek Metals Company Inc.
The Business Corporations Act (British Columbia) (the “BCBCA”) establishes a two-year limitation period in which the directors may be jointly and severally liable to company for any amount paid or distributed and not otherwise recovered by such company pertaining to: (i) the payment of compensation to any person in connection with the company carrying on business or exercising powers in contradiction of restrictions in its articles; (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company’s shares; (iii) the payment of a dividend if there are reasonable grounds for believing that the company is insolvent or doing so would render the company insolvent; (iv) the purchase, redemption, or acquisition of any of the company’s shares if there are reasonable grounds for believing that the company is insolvent or that such purchase, redemption or acquisition would render the company insolvent; or (v) the payment of expenses or giving of an indemnity when the company would otherwise be prevented under the BCBCA. Directors may also be jointly and severally liable to compensate the company or any shareholder for two years after the passing of a resolution authorizing the issue of a share for less than its par value or if the share had not been fully paid, if the company or shareholder sustained losses in connection with such issuance.
A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company’s auditor to fairly reflect the financial position of the company; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person; (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. A director is also excused from liability if the director dissents from the applicable resolution as permitted by the BCBCA, or if such director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.
Under the BCBCA, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable unless (i) the company is prohibited from giving an indemnity or paying expenses by its current articles or by the articles of the company at the time an agreement to indemnify or pay expenses was made, (ii) the director or officer did not act honestly and in good faith with a view to the best interests of the company, (iii) the director or officer did not have reasonable grounds for believing his or her conduct was lawful, or (iv) if the proceeding is brought against the officer or director by or on behalf of the company. A company may choose to pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the payment of the expenses is ultimately not permitted by the BCBCA, the director or officer will repay the company the money advanced. The directors and officers have a right to pursue indemnification in court where the company refuses to grant indemnification or payment of expenses. Upon the application of the company or a director or officer, the court may make any order it considers appropriate with respect to indemnification and payment of expenses, regardless of whether or not such indemnification or payment of expenses has been sought, authorized or declined under the BCBCA.
The company maintains a policy of directors’ and officers’ liability insurance that insures directors and officers and former directors and officers and persons who act or acted at the company’s request as a director or officer of a corporation in which the company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the company in their capacity as directors and officers and also reimburses the company for payments made pursuant to the indemnity provisions under the Articles of the company and the BCBCA.
Articles: Part 21 of the Articles of Thompson Creek Metals Company Inc. (“TCM”) provides that TCM, subject to the BCBCA, must indemnify a director or former director of TCM and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. TCM may purchase and maintain insurance for the purpose of such indemnification.
Berg General Partner Corp.
The Business Corporations Act (British Columbia). See the discussion of applicable provisions of the BCBCA above under “—Thompson Creek Metals Company Inc.”
Articles: Part 21 of the Articles of Berg General Partner Corp. (“Berg GP”) provides that Berg GP, subject to the BCBCA, shall indemnify a director, former director or alternate director of Berg GP and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Berg GP may purchase and maintain insurance for the purpose of such indemnification.
Berg Metals Limited Partnership
The Partnership Act (British Columbia), requires that the partnership indemnify each partner in respect of payments made and personal liabilities incurred by him or her (i) in the ordinary and proper conduct of the business of the partnership, or (ii) in or about anything necessarily done for the preservation of the business or property of the partnership, in each case unless otherwise expressly agreed or implied between the partners. Further, if a partnership agreement is rescinded for fraud or misrepresentation, the party entitled to rescind is entitled to indemnification by the person committing the fraud or making the misrepresentation against all debts and liabilities of the partnership.
Limited Partnership Agreement: The board of directors of Berg GP conducts the business of Berg GP in its capacity as the general partner of Berg Metals Limited Partnership (“Berg LP”). The Certificate of Limited Partnership of Berg LP does not specifically provide for indemnification of Berg GP directors and officers for their actions on behalf of Berg LP. The limited partnership agreement between Berg GP and Terrane Metals Corp. (“Terrane”) provides that: (i) provided Berg GP acted in good faith and within the scope of its authority, Berg LP shall indemnify Berg GP from loss, damage or expense (including reasonable legal fees) incurred by Berg GP from any acts performed or failure or omission to act by Berg GP on behalf of Berg LP or in furtherance of the interests of Berg LP, except in the case of gross negligence, willful misconduct, disregard of its obligations or breach of duties by Berg LP under the limited partnership agreement, and (ii) Berg LP shall indemnify Terrane (and any other future limited partners) for any costs, damages, liabilities expenses or loss suffered as a result of Terrane not having the limited liability agreed pursuant to the limited partnership agreement, except if the lack of limited liability is caused by an act or omission of Terrane. The indemnification in favor of Berg GP described in (i) above could be utilized by Berg GP to provide for indemnification of its directors or officers.

Blue Pearl Mining, Inc.
The Business Corporations Act (British Columbia). See the discussion of applicable provisions of the BCBCA above under “—Thompson Creek Metals Company Inc.”
Articles: Part 21 of the Articles of Blue Pearl Mining Inc. (“Blue Pearl”) provides that Blue Pearl, subject to the BCBCA, shall indemnify a director, former director, or alternate director of Blue Pearl and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Blue Pearl may purchase and maintain insurance for the purpose of such indemnification.
Terrane Metals Corp.
The Business Corporations Act (British Columbia). See the discussion of applicable provisions of the BCBCA above under “—Thompson Creek Metals Company Inc.”
Articles: Part 21 of the Articles of Terrane provides that Terrane, subject to the BCBCA, shall indemnify a director, former director, or alternate director of Terrane and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Terrane may purchase and maintain insurance for the purpose of such indemnification.
Thompson Creek Services ULC
The Business Corporations Act (British Columbia). See the discussion of applicable provisions of the BCBCA above under “—Thompson Creek Metals Company Inc.”
Articles: Part 21 of the Articles of Thompson Creek Services ULC (“TC ULC”) provides that TC ULC, subject to the BCBCA, shall indemnify a director, former director or alternate director of Terrane and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. TC ULC may purchase and maintain insurance for the purpose of such indemnification.
Thompson Creek Mining Ltd.
Yukon Business Corporations Act and Bylaws. Section 126 of the Yukon Business Corporations Act (the “YBCA”) provides for the same indemnification as Section Five of the Bylaws of Thompson Creek Mining Ltd. (“TCML”), except that the obligation to indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred in any proceeding (other than an action by or on behalf of the Corporation or a body corporate to procure a judgment in its favor) to which the director or officer was made a party by reason of having been a director or officer of that body corporate, if the director or officer acted in good faith and in the best interests of the corporation, and in the case of a criminal or administrative action, had grounds for believing that his or her conduct was lawful, is permissive under section 126(1) of the YBCA, and mandatory under section 5.1 of the TCML Bylaws. However, such person is entitled to indemnification from TCML under section 126(3) of the YBCA if, in addition, such person can show that they were substantially successful on the merits in their defense of the action or proceeding and are fairly and reasonably entitled to indemnity.
Section 126(2) of the YBCA and section 5.2 of the TCML Bylaws both provide that if a person referred to in section 126(1) of the YBCA and section 5.1 of the TCML Bylaws, respectively, acted honestly and in good faith and in the best interests of the Corporation, and in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, had grounds for believing that his or her conduct was lawful, TCML may, with the approval of the Supreme Court, indemnify such director or officer in respect of any action by or on behalf of TCML or body corporate to procure a judgment in its favor, to which the director or officer is made a party by reason of being or having been a director or officer of the Corporation or body corporate, for all costs, charges and expenses reasonably incurred.

Mt. Emmons Moly Company
Colorado Business Corporations Act. Under Title 7, Article 109 of the Colorado Business Corporations Act, a corporation may indemnify its directors or officers in a proceeding where the officer or director is made a party because of his or her position as an officer or director if he or she acted in good faith, and reasonably believed that his or her conduct was in the best interests of the corporation, and where the officer or director was not acting in an official capacity, that his or her conduct was at least not opposed to the corporation’s best interests. Indemnification for a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith.
Bylaws: Article 12 of the Bylaws of Mt. Emmons Moly Company (“Mt. Emmons”) provides that Mt. Emmons shall, to the fullest extent permitted by the Colorado Business Corporations Act, indemnify any director or officer of the company made or threatened to be made, a party to a proceeding by reason of the fact that the director or officer held such position at Mt. Emmons and that neither the modification nor repeal of such Article 12 shall adversely affect the rights or obligations then existing with respect to any state of facts then or theretofore existing in any proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
Thompson Creek Metals Company USA
Colorado Business Corporations Act. See the discussion of applicable provisions of the Colorado Business Corporations Act above under “—Mt. Emmons Moly Company.”
Articles of Incorporation: The Seventh paragraph, part (b) of the Articles of Incorporation of Thompson Creek Metals Company USA (“TC USA”) provides that TC USA shall, to the fullest extent permitted by the Colorado Business Corporations Act, indemnify any former or current officer or director of TC USA against any claim, liability or expense arising against or incurred by such person as a result of that person holding the position of officer of director of TC USA. TC USA shall further have the authority to purchase and maintain insurance providing such indemnification.
Bylaws: Article VI, Paragraph 1 of the Bylaws of TC USA provide that TC USA shall indemnify, to the fullest extent permitted by the Colorado Business Corporations Act, any director or officer threatened by or made party to any proceeding by reason of the fact that the director or officer was or is serving TC USA in that capacity, and any and that neither the modification nor repeal of such Article VI shall adversely affect the rights or obligations then existing with respect to any state of facts then or theretofore existing in any proceeding theretofore or thereafter brought based in whole or in party upon any such state of facts.
Thompson Creek Mining Co.
Colorado Business Corporations Act. See the discussion of applicable provisions of the Colorado Business Corporations Act above under “—Mt. Emmons Moly Company.”
Bylaws: Article 12 of the Bylaws of Thompson Creek Mining Co. (“TCMC”) provides that TCMC shall, to the fullest extent permitted by the Colorado Business Corporations Act, indemnify any director or officer of the company made or threatened to be made, a party to a proceeding by reason of the fact that the director or officer held such position in TCMC and that neither the modification nor repeal of such Article 12 shall adversely affect the rights or obligations then existing with respect to any state of facts then or theretofore existing in any proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
Langeloth Metallurgical Company LLC
Colorado Limited Liability Company Act. Under Title 7, Article 80 of the Colorado Limited Liability Company Act, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.
Operating Agreement: Article 5.7 of the Operating Agreement of Langeloth Metallurgical Company LLC (“Langeloth”) provides that the company shall indemnify the managers of Langeloth and make advances for expenses to the maximum extent permitted by the Colorado Limited Liability Company Act.

Cyprus Thompson Creek Mining Company
Nevada Revised Statutes. Under Nevada Revised Statutes 78.138, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that such act or failure to act constituted a breach of fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law. Under Nevada Revised Statutes 78.7502, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) in connection with the proceeding if the person (a) is not liable pursuant to Nevada Revised Statutes 78.138 or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. A corporation must provide indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent of the corporation to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding.
Bylaws: Article 12 of the bylaws of Cyprus Thompson Creek Mining Company (“Cyprus”) provides that Cyprus shall, to the fullest extent permitted by Nevada law, indemnify any person made, or threatened to be made, a party to a proceeding by reason of the fact that such person is or was a director or officer of Cyprus or any predecessor thereof, or served as a director or officer of another enterprise at the request of Cyprus or any predecessor thereof. Any modification or repeal of Article 12 of Cyprus’s bylaws shall not affect the rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding brought based in whole or in part upon any such state of facts.
Long Creek Mining Company
Nevada Revised Statutes. See the discussion of applicable provisions of the Nevada Revised Statutes above under “—Cyprus Thompson Creek Mining Company.”
Bylaws: Article 12 of the bylaws of Long Creek Mining Company (“Long Creek”) provides that Long Creek shall, to the fullest extent permitted by Nevada law, indemnify any person made, or threatened to be made, a party to a proceeding by reason of the fact that such person is or was a director or officer of Long Creek or any predecessor thereof, or served as a director or officer of another enterprise at the request of Long Creek or any predecessor thereof. Any modification or repeal of Article 12 of Long Creek’s bylaws shall not affect the rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding brought based in whole or in part upon any such state of facts.
Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1
Notice of Articles of Thompson Creek Metals Company Inc., dated October 21, 2013 (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 filed with the SEC on November 22, 2013 (File No. 333-192493)).

3.2
Certificate of Continuation of Thompson Creek Metals Company Inc., dated July 29, 2008 (incorporated by reference to Exhibit 3.1 to our Amendment No. 1 to Annual Report on Form 10-K filed with the SEC on March 1, 2010 (File No. 001-33783)).

3.3
Articles of Continuance of Thompson Creek Metals Company Inc., effective July 21, 2008 (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on August 27, 2008 (File No. 001-33783)).

3.4
Articles of Organization of Langeloth Metallurgical Company LLC (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.5
Third Amended and Restated Operating Agreement of Langeloth Metallurgical Company LLC (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

Exhibit No.	Description
3.6
Amendment to Third Amended and Restated Operating Agreement of Langeloth Metallurgical Company LLC (incorporated by reference to Exhibit 3.6 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.7	Articles of Incorporation of Mt. Emmons Moly Company (incorporated by reference to Exhibit 3.7 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.8	Bylaws of Mt. Emmons Moly Company (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.9
Articles of Incorporation of Thompson Creek Metals Company USA (incorporated by reference to Exhibit 3.9 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.10	Bylaws of Thompson Creek Metals Company USA (incorporated by reference to Exhibit 3.10 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.11	Articles of Incorporation of Thompson Creek Mining Co. (incorporated by reference to Exhibit 3.11 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.12	Amended Bylaws of Thompson Creek Mining Co. (incorporated by reference to Exhibit 3.12 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.13
Articles of Incorporation of Cyprus Thompson Creek Mining Company (incorporated by reference to Exhibit 3.13 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.14	Amended Bylaws of Cyprus Thompson Creek Mining Company (incorporated by reference to Exhibit 3.14 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.15	Articles of Incorporation of Long Creek Mining Company (incorporated by reference to Exhibit 3.15 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.16	Amended Bylaws of Long Creek Mining Company (incorporated by reference to Exhibit 3.16 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.17	Articles of Berg General Partner Corp. (incorporated by reference to Exhibit 3.17 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.18
Certificate of Incorporation of Berg General Partner Corp., dated September 3, 2010 (incorporated by reference to Exhibit 3.18 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.19
Notice of Articles of Berg General Partners Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.19 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.20
Certificate of Limited Partnership of Berg Metals Limited Partnership (incorporated by reference to Exhibit 3.20 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.21
Limited Partnership Agreement between Berg General Partner Corp. and Terrane Metals Corp. (incorporated by reference to Exhibit 3.21 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.22	Articles of Blue Pearl Mining Inc. (incorporated by reference to Exhibit 3.22 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.23
Certificate of Incorporation of Blue Pearl Mining Inc., dated March 16, 2005 (incorporated by reference to Exhibit 3.23 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.24
Notice of Articles of Blue Pearl Mining Inc., dated December 2, 2010 (incorporated by reference to Exhibit 3.24 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.25	Articles of Terrane Metals Corp. (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.26
Certificate of Amalgamation of Terrane Metals Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.26 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.27
Certificate of Change of Name of Terrane Metals Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.27 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

Exhibit No.	Description
3.28
Notice of Articles of Terrane Metals Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.28 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.29	Articles of Thompson Creek Services ULC (incorporated by reference to Exhibit 3.29 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.30
Certificate of Incorporation of Thompson Creek Services ULC, dated November 4, 2010 (incorporated by reference to Exhibit 3.30 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.31
Notice of Articles of Thompson Creek Services ULC, dated November 4, 2010 (incorporated by reference to Exhibit 3.31 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.32	Articles of Incorporation of Thompson Creek Mining Ltd. (incorporated by reference to Exhibit 3.32 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.33	Bylaws of Thompson Creek Mining Ltd. (incorporated by reference to Exhibit 3.33 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
4.1
Indenture, dated May 11, 2012, among Thompson Creek Metals Company Inc., as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on May 11, 2012 (File No. 001-33783)).

4.2
First Supplemental Indenture, dated May 11, 2012, among Thompson Creek Metals Company Inc., as issuer, the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on May 11, 2012 (File No. 001-33783)).

4.3*	Form of Debt Security.
4.4*	Form of Guarantee.
4.5*	Form of Specimen First Preferred Shares Certificate.
4.6*	Form of Deposit Agreement.
4.7*	Form of Depository Receipt.
4.8*	Form of Warrant Agreement (including form of warrant certificate).
4.9*	Form of Stock Purchase Contract (including form of related securities certificate).
4.10*	Form of Stock Purchase Unit Agreement (including form of related securities certificate).
5.1†	Opinion of Perkins Coie LLP.
5.2†	Opinion of Brownstein Hyatt Farber Schreck, LLP.
5.3†	Opinion of Goodmans.
5.4†	Opinion of Lackowicz & Hoffman LLP.
12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 21, 2014).

23.1†	Consent of KPMG LLP.
23.2†	Consent of Perkins Coie LLP (included in Exhibit 5.1).
23.3†	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2).
23.4†	Consent of Goodmans (included in Exhibit 5.3).
23.5†	Consent of Lackowicz & Hoffman LLP (included in Exhibit 5.4).
24.1†	Powers of Attorney (included on the signature pages hereof).
25.1†	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee under the Indenture.
_______________________________________

*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC, and incorporated by reference herein.
†    Filed herewith.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of the prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 13, 2014.
THOMPSON CREEK METALS COMPANY INC.
By:    /s/ Pamela L. Saxton
Name:     Pamela L. Saxton

Title:	Executive Vice President and Chief Financial Officer
Each person whose signature appears below constitutes and appoints Jacques Perron, Pamela L. Saxton and Wendy Cassity, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jacques Perron	Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2014
Jacques Perron
/s/ Timothy J. Haddon	Chairman of the Board	March 13, 2014
Timothy J. Haddon
/s/ Denis C. Arsenault	Director	March 13, 2014
Denis C. Arsenault
/s/ Carol T. Banducci	Director	March 13, 2014
Carol T. Banducci
/s/ James L. Freer	Director	March 13, 2014
James L. Freer
/s/ James P. Geyer	Director	March 13, 2014
James P. Geyer
/s/ Thomas J. O’Neil	Director	March 13, 2014
Thomas J. O’Neil
/s/ Pamela L. Saxton	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 13, 2014
Pamela L. Saxton

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of the registrant, in the City of Littleton, State of Colorado, on March 13, 2014.
By:    /s/ Pamela L. Saxton
Name:     Pamela L. Saxton

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 13, 2014.
LANGELOTH METALLURGICAL COMPANY LLC
By:    /s/ Pamela L. Saxton
Name:     Pamela L. Saxton
Title:    Executive Vice President and Chief Financial Officer
Each person whose signature appears below constitutes and appoints Jacques Perron, Pamela L. Saxton and Wendy Cassity, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jacques Perron	Chief Executive Officer and Manager (Principal Executive Officer)	March 13, 2014
Jacques Perron
/s/ Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	March 13, 2014
Pamela L. Saxton
/s/ S. Scott Shellhaas	President, Chief Operating Officer and Manager	March 13, 2014
S. Scott Shellhaas
/s/ Mark Wilson	Executive Vice President, Chief Commercial Officer and Manager	March 13, 2014
Mark Wilson
/s/ Robert Dorfler	Vice President, General Manager and Manager	March 13, 2014
Robert Dorfler

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 13, 2014.
MT. EMMONS MOLY COMPANY
THOMPSON CREEK METALS COMPANY USA
THOMPSON CREEK MINING CO.
CYPRUS THOMPSON CREEK MINING COMPANY
LONG CREEK MINING COMPANY
By:    /s/ Pamela L. Saxton
Name:     Pamela L. Saxton
Title:    Executive Vice President and Chief Financial Officer
Each person whose signature appears below constitutes and appoints Jacques Perron, Pamela L. Saxton and Wendy Cassity, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jacques Perron	Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2014
Jacques Perron
/s/ Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 13, 2014
Pamela L. Saxton
/s/ S. Scott Shellhaas	President, Chief Operating Officer and Director	March 13, 2014
S. Scott Shellhaas
/s/ Mark Wilson	Executive Vice President, Chief Commercial Officer and Director	March 13, 2014
Mark Wilson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 13, 2014.
BERG GENERAL PARTNER CORP.
TERRANE METALS CORP.
THOMPSON CREEK MINING LTD.
By:    /s/ Pamela L. Saxton
Name:     Pamela L. Saxton
Title:    Executive Vice President and Chief Financial Officer
Each person whose signature appears below constitutes and appoints Jacques Perron, Pamela L. Saxton and Wendy Cassity, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jacques Perron	Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2014
Jacques Perron
/s/ Pamela L. Saxton	Executive Vice President, Chief Financial Officer, Director and Authorized Representative in the United States (Principal Financial Officer and Principal Accounting Officer)	March 13, 2014
Pamela L. Saxton
/s/ S. Scott Shellhaas	President, Chief Operating Officer and Director	March 13, 2014
S. Scott Shellhaas
/s/ Mark Wilson	Executive Vice President, Chief Commercial Officer and Director	March 13, 2014
Mark Wilson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 13, 2014.
BERG METALS LIMITED PARTNERSHIP
By:    /s/ Pamela L. Saxton
Name:     Pamela L. Saxton

Title:	Executive Vice President and Chief Financial Officer, Berg General Partner Corp
Each person whose signature appears below constitutes and appoints Jacques Perron, Pamela L. Saxton and Wendy Cassity, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jacques Perron	Chief Executive Officer and Director, Berg General Partner Corp. (Principal Executive Officer)	March 13, 2014
Jacques Perron
/s/ Pamela L. Saxton
Executive Vice President, Chief Financial Officer, Director and Authorized Representative in the United States, Berg General Partner Corp. (Principal Financial Officer and Principal Accounting Officer)
March 13, 2014
Pamela L. Saxton
/s/ S. Scott Shellhaas	President, Chief Operating Officer and Director, Berg General Partner Corp.	March 13, 2014
S. Scott Shellhaas
/s/ Mark Wilson	Executive Vice President, Chief Commercial Officer and Director, Berg General Partner Corp.	March 13, 2014
Mark Wilson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on March 13, 2014.
BLUE PEARL MINING INC.
THOMPSON CREEK SERVICES ULC

By:	/s/ Pamela L. Saxton

Name:	Pamela L. Saxton

Title:	Executive Vice President and Chief Financial Officer
Each person whose signature appears below constitutes and appoints Jacques Perron, Pamela L. Saxton and Wendy Cassity, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jacques Perron	Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2014
Jacques Perron
/s/ Pamela L. Saxton	Executive Vice President, Chief Financial Officer, Director and Authorized Representative in the United States (Principal Financial Officer and Principal Accounting Officer)	March 13, 2014
Pamela L. Saxton
/s/ Wendy Cassity	Vice President, General Counsel, Secretary and Director	March 13, 2014
Wendy Cassity
/s/ S. Scott Shellhaas	President, Chief Operating Officer and Director	March 13, 2014
S. Scott Shellhaas

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1
Notice of Articles of Thompson Creek Metals Company Inc., dated October 21, 2013 (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 filed with the SEC on November 22, 2013 (File No. 333-192493)).

3.2
Certificate of Continuation of Thompson Creek Metals Company Inc., dated July 29, 2008 (incorporated by reference to Exhibit 3.1 to our Amendment No. 1 to Annual Report on Form 10-K filed with the SEC on March 1, 2010 (File No. 001-33783)).

3.3
Articles of Continuance of Thompson Creek Metals Company Inc., effective July 21, 2008 (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on August 27, 2008 (File No. 001-33783)).

3.4
Articles of Organization of Langeloth Metallurgical Company LLC (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.5
Third Amended and Restated Operating Agreement of Langeloth Metallurgical Company LLC (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.6
Amendment to Third Amended and Restated Operating Agreement of Langeloth Metallurgical Company LLC (incorporated by reference to Exhibit 3.6 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.7	Articles of Incorporation of Mt. Emmons Moly Company (incorporated by reference to Exhibit 3.7 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.8	Bylaws of Mt. Emmons Moly Company (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.9
Articles of Incorporation of Thompson Creek Metals Company USA (incorporated by reference to Exhibit 3.9 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.10	Bylaws of Thompson Creek Metals Company USA (incorporated by reference to Exhibit 3.10 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.11	Articles of Incorporation of Thompson Creek Mining Co. (incorporated by reference to Exhibit 3.11 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.12	Amended Bylaws of Thompson Creek Mining Co. (incorporated by reference to Exhibit 3.12 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.13
Articles of Incorporation of Cyprus Thompson Creek Mining Company (incorporated by reference to Exhibit 3.13 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.14	Amended Bylaws of Cyprus Thompson Creek Mining Company (incorporated by reference to Exhibit 3.14 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.15	Articles of Incorporation of Long Creek Mining Company (incorporated by reference to Exhibit 3.15 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.16	Amended Bylaws of Long Creek Mining Company (incorporated by reference to Exhibit 3.16 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.17	Articles of Berg General Partner Corp. (incorporated by reference to Exhibit 3.17 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.18
Certificate of Incorporation of Berg General Partner Corp., dated September 3, 2010 (incorporated by reference to Exhibit 3.18 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.19
Notice of Articles of Berg General Partners Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.19 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.20
Certificate of Limited Partnership of Berg Metals Limited Partnership (incorporated by reference to Exhibit 3.20 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

Exhibit No.	Description
3.21
Limited Partnership Agreement between Berg General Partner Corp. and Terrane Metals Corp. (incorporated by reference to Exhibit 3.21 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.22	Articles of Blue Pearl Mining Inc. (incorporated by reference to Exhibit 3.22 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.23
Certificate of Incorporation of Blue Pearl Mining Inc., dated March 16, 2005 (incorporated by reference to Exhibit 3.23 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.24
Notice of Articles of Blue Pearl Mining Inc., dated December 2, 2010 (incorporated by reference to Exhibit 3.24 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.25	Articles of Terrane Metals Corp. (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.26
Certificate of Amalgamation of Terrane Metals Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.26 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.27
Certificate of Change of Name of Terrane Metals Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.27 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.28
Notice of Articles of Terrane Metals Corp., dated October 20, 2010 (incorporated by reference to Exhibit 3.28 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.29	Articles of Thompson Creek Services ULC (incorporated by reference to Exhibit 3.29 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.30
Certificate of Incorporation of Thompson Creek Services ULC, dated November 4, 2010 (incorporated by reference to Exhibit 3.30 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.31
Notice of Articles of Thompson Creek Services ULC, dated November 4, 2010 (incorporated by reference to Exhibit 3.31 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).

3.32	Articles of Incorporation of Thompson Creek Mining Ltd. (incorporated by reference to Exhibit 3.32 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
3.33	Bylaws of Thompson Creek Mining Ltd. (incorporated by reference to Exhibit 3.33 to our Registration Statement on Form S-4 filed with the SEC on July 25, 2011 (File No. 333-175782)).
4.1
Indenture, dated May 11, 2012, among Thompson Creek Metals Company Inc., as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on May 11, 2012 (File No. 001-33783)).

4.2
First Supplemental Indenture, dated May 11, 2012, among Thompson Creek Metals Company Inc., as issuer, the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on May 11, 2012 (File No. 001-33783)).

4.3*	Form of Debt Security.
4.4*	Form of Guarantee.
4.5*	Form of Specimen First Preferred Shares Certificate.
4.6*	Form of Deposit Agreement.
4.7*	Form of Depository Receipt.
4.8*	Form of Warrant Agreement (including form of warrant certificate).
4.9*	Form of Stock Purchase Contract (including form of related securities certificate).
4.10*	Form of Stock Purchase Unit Agreement (including form of related securities certificate).
5.1†	Opinion of Perkins Coie LLP.
5.2†	Opinion of Brownstein Hyatt Farber Schreck, LLP.

Exhibit No.	Description
5.3†	Opinion of Goodmans.
5.4†	Opinion of Lackowicz & Hoffman LLP.
12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 21, 2014).

23.1†	Consent of KPMG LLP.
23.2†	Consent of Perkins Coie LLP (included in Exhibit 5.1).
23.3†	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2).
23.4†	Consent of Goodmans (included in Exhibit 5.3).
23.5†	Consent of Lackowicz & Hoffman LLP (included in Exhibit 5.4).
24.1†	Powers of Attorney (included on the signature pages hereof).
25.1†	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee under the Indenture.
_______________________________________

*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC, and incorporated by reference herein.
†    Filed herewith.